SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Craig Holmes as Senior Vice President of Finance and Timothy Howsman as Principal Financial Officer

On September 24, 2015, Global Power Equipment Group Inc. (“Global Power” or the “Company”) appointed Craig E. Holmes as Senior Vice President of Finance.  Mr. Holmes brings to Global Power more than 30 years of finance, accounting and executive management experience, including experience as a public company chief financial officer, as the Company moves toward resolution of the previously-announced ongoing accounting review of certain of its historical financial statement.  Following the filing of restated financial statements, the Board of Directors of the Company intends to name Mr. Holmes as the Company’s new chief financial officer.  In the interim period, Timothy Howsman will serve as a corporate officer and as the Company’s principal financial officer, reporting directly to Terence J. Cryan, President and CEO of Global Power.  Mr. Howsman joined Global Power as Corporate Controller in August 2014 and assumed his current role of Chief Financial Officer of the Products segment in May 2015.  He was appointed to his current segment position in conjunction with the Company’s ongoing efforts to file its restated financial statements; he will retain his Products segment CFO role.  Raymond K. Guba, the Company’s former Chief Financial Officer, resigned from the Company effective September 24, 2015.

Mr. Holmes, 58, most recently served as Chief Financial Officer of Goodman Networks, Inc., a network construction company, from October 2014 through March 2015.  Prior to this he served as Executive Vice President and Chief Financial Officer of Digital Generation, Inc. (predecessor to Sizmek Inc.), a publicly traded open ad management platform company, from October 2012 through its spinoff, merger and company relocation in May 2014. Mr. Holmes served as Chief Financial Officer at Quickoffice, Inc., a global leader in mobile productivity solutions, from May 2011 through its sale to Google, Inc. in July 2012. From November 2009 to April 2011, Mr. Holmes provided advisory and consulting services to the board and management of Enfora Inc., a privately held global manufacturing and software development company.  Mr. Holmes also previously served as Chief Financial Officer at two publicly traded corporations, EXCEL Communications (April 1995 to May 1999) and Intervoice, Inc. (August 2003 to November 2009).  Mr. Holmes began his career at Arthur Andersen, where he rose to Partner level before leaving to join EXCEL Communications.  He currently serves on the Board of Directors of Hobi International, Inc., where he has served since August 2009, and Independent Bank Group, where he has served since April 2013 and currently serves as chairman of the audit committee.  Mr. Holmes earned his master’s degree and Bachelor of Business Administration in Accounting from Texas Tech University.

Mr. Howsman, 54, is currently the Chief Financial Officer of Global Power’s Products segment, and served as the Corporate Controller from August 2014 through May 2015. Before joining Global Power, Mr. Howsman was Vice President and Controller of Blue Lynx Media, a subsidiary of Tribune Publishing Company, from April 2011 until August 2014. He also worked at Dresser, Inc. (later acquired by General Electric) as Director of their Accounting Shared Services Center from April 2010 to January 2011 and Assistant Corporate Controller from November 2007 through April 2010. Mr. Howsman is a Certified Public Accountant, Certified Management Accountant and Certified Internal Auditor. He received his BBA in Accounting with Highest Honors from Texas State University — San Marcos in 1982.

In connection with his appointment as Senior Vice President of Finance, Mr. Holmes entered into an offer letter agreement (the “Offer Letter”) with the Company. Under the terms of the Offer Letter, Mr. Holmes was appointed Senior Vice President of Finance with the expectation that he will be appointed Chief Financial Officer of the Company following the Company’s filing of its amended Form 10-K for the fiscal year ending December 31, 2014. In exchange, Mr. Holmes is to receive an annual base salary of $395,000 and a target short-term incentive opportunity of 65% of annual base salary.

Mr. Holmes also entered into an Inducement Restricted Share Unit Agreement (the “Holmes Unit Agreement”) with the Company pursuant to New York Stock Exchange (“NYSE”) Listing Rule 303A.08.  Under the terms of the Holmes Unit Agreement, Mr. Holmes is eligible to receive 40,000 time-based restricted share units and 40,000 performance-based restricted share units (such time-based restricted share units and performance-based restricted share units, the “Holmes RSUs”) as employment inducement awards. The time-based restricted share units are set to vest in thirds on March 31, 2016, March 31, 2017 and March 31, 2018 and the performance-based restricted share units vest based on the extent to which the Company achieves certain levels of cash return on cash invested (“CROCI”) for each fiscal year during the three-year period commencing January 1, 2015 and ending December 31, 2017, with the CROCI performance goal for the 2015 fiscal year deemed satisfied at the “target” level of performance. Mr. Holmes’ receipt of the Holmes RSUs is contingent on his continued employment by the Company through the applicable vesting date, subject to certain limited exceptions as outlined in the Holmes Unit Agreement, and any Holmes RSUs that do not vest on the applicable vesting date shall be forfeited automatically. Any Holmes RSUs granted shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company.

In connection with Mr. Guba’s resignation from the Company, the Company and Mr. Guba entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which the parties agreed that Mr. Guba’s employment with the Company would terminate effective September 24, 2015 (the “Separation Date”). Pursuant to the Separation Agreement: Mr. Guba’s unvested time-based restricted share units (“RSUs”) will vest in full on the Separation Date; Mr. Guba’s performance-based RSUs will vest based on actual performance results for the entire applicable performance period, pro-rated for the period of time worked during the applicable performance period; the minimum required tax withholding obligation related to the payout of vested RSUs will be satisfied via a net share withholding method; and the Company will reimburse Mr. Guba for up to $10,000 in attorneys’ fees incurred by him in connection with the negotiation, implementation and documentation of the Separation Agreement.  The Separation Agreement also includes a standard a non-disparagement covenant as well as a release of claims.  Except as otherwise expressly provided in the Separation Agreement, the Separation Agreement supersedes all prior agreements, Company policies or arrangements with respect to the subject matter contained in the Separation Agreement (including the Plan (as defined below), the Compensation Recoupment Policy Acknowledgement and Agreement between Mr. Guba and the Company and the related Compensation Recovery Policy, as in effect on September 24, 2015).

Peter Dawes’ Restricted Share Unit Award

In connection with the previously announced appointment of Peter Dawes as President of Auxiliary Products and pursuant to NYSE Listing Rule 303A.08, Mr. Dawes entered into an Inducement Restricted Share Unit Agreement with the Company on September 24, 2015 (the “Dawes Unit Agreement”). Under the terms of the Dawes Unit Agreement, Mr. Dawes is eligible to receive 30,000 time-based restricted share units and 30,000 performance-based restricted share units (such time-based restricted share units and performance-based restricted share units, the “Dawes RSUs”) as employment inducement awards. The time-based restricted share units are set to vest in two equal installments on each of September 15, 2016 and March 15, 2017 and the performance-based restricted share units vest based on the extent to which the Company achieves certain financial objectives for the 2016 fiscal year and if earned will vest and pay out in two equal installments on each of March 15, 2017 and September 15, 2017.  Mr. Dawes’ receipt of the Dawes RSUs is contingent on his continued employment by the Company through the applicable vesting date, subject to certain limited exceptions as outlined in the Dawes Unit Agreement, and any Dawes RSUs that do not vest on the applicable vesting date shall be forfeited automatically. Any Dawes RSUs granted shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company.

Executive Severance Plan

Effective August 19, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the Amended and Restated Global Power Equipment Group Inc. Executive Severance Plan (the “Plan”) in order to implement a uniform process for handling potential future departures of senior executives. The primary purpose of the Plan is to provide financial protection in the event of unexpected job loss to certain key employees of the Company and its affiliates who are expected to make substantial contributions to the success of the Company and thereby provide for stability and continuity of management.

Mr. Holmes was designated a participant in the Plan, with an initial “salary continuation period” of 6 months, which shall increase to 12 months after at least 6 months of satisfactory performance. Other than Mr. Howsman, who was designated as a participant in the Plan on August 19, 2015, with a “salary continuation period” of 6 months, neither the Company’s principal executive officer nor any other named executive officer currently participates in the Plan.

Subject to the terms of the Plan, any Participant (as defined in the Plan) who (i) is terminated by the Company other than for Cause, death, or Disability, or (ii) terminates his or her employment for Good Reason, shall be entitled to the following compensation and benefits:

•                  A lump sum payment comprising the sum of the Participant’s annual base salary earned through the date of termination, to the extent not previously paid; and any accrued vacation pay, to the extent not previously paid (collectively, the “Accrued Benefits”).

•                  His or her annual base salary for the “salary continuation period” provided in writing to the Participant upon receiving notice of the Plan participation.

•                  A lump sum payment of any annual incentive under the Company’s Short Term Incentive Plan that has been earned by the Participant for a completed fiscal year preceding the date of termination (or that would have been earned by the Participant had his or her employment continued through the date such annual incentive is paid to continuing employees), but has not yet been paid to the Participant.

•                  If and only if the Participant’s date of termination occurs at least three full calendar months after the beginning of the Company’s fiscal year, the Participant will be eligible to receive a lump sum payment of her or her an annual incentive under the Company’s Short Term Incentive Plan for the fiscal year during which the date of termination occurs, determined as if the Participant had remained employed for the entire year (and any additional period of time necessary to be eligible to receive the annual incentive for the year), based on actual Company and individual performance during the entire fiscal year and without regard to any discretionary adjustments that have the effect of reducing the amount of the annual incentive (other than discretionary adjustments applicable to all similar-situated employees who did not terminate employment), pro-rated based on the number of days in the Company’s fiscal year through (and including) the date of termination.

•                  To the extent not previously paid or provided, any other amounts or benefits required to be paid or provided or which Participant is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”) in accordance with the terms and normal procedures of each such plan, program, policy or practice or contract or agreement, based on accrued and vested benefits through the date of termination.

If the Participant’s employment is terminated for Cause, or if the Participant voluntarily terminates his or her employment without Good Reason, then the Company shall pay or provide to the Participant only the Accrued Benefits and the Other Benefits.  Reduced severance benefits are available upon death and disability.

Under the terms of the Plan, “Cause” is defined as (i) the continued failure of the Participant to perform substantially his or her duties with the Company or any of its affiliates or the Participant’s disregard of the directives of the Board, the CEO or the Participant’s reporting senior (in each case other than any such failure resulting from any medically determined physical or mental impairment) that is not cured by the Participant within 20 days after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties or disregarded a directive of the Board, the CEO or the Participant’s reporting senior; (ii) willful material misrepresentation at any time by the Participant to the Board, the CEO or the Participant’s reporting senior; (iii) the Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its affiliates or their respective businesses or operations; (iv) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving dishonesty or for any felony; (v) a material breach by the Participant of his or her fiduciary duties of loyalty or care to the Company or any of its affiliates or a material violation of the Company’s Code of Business Conduct and Ethics or any other Company policy, as the same may be amended from time to time; (vi) the engaging by the Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company’s business or financial condition; or (vii) a breach by the Participant of the additional restrictions set forth in Section 7 of the Plan.

Under the terms of the Plan, “Good Reason” means, except as otherwise provided by the Compensation Committee in its sole discretion and subject to the additional provisions of the Severance Agreement, a reduction by the Company of the Participant’s Annual Base Salary by more than ten percent (10%) (other than an across-the-board reduction which applies in a comparable manner to similarly-situated employees of the Company).  Pursuant to the Offer Letter, Good Reason for Mr. Holmes means (i) a material reduction by the Company of his title, duties, responsibilities or reporting relationship; (ii) a material reduction by the Company of his annual base salary (other than in connection with an across-the-board salary reduction which applies in a comparable manner to other senior executives of the Company) or his “target” short-term incentive opportunity; or (iii) any other material breach of the Offer Letter by the Company.

The Participant’s receipt of the above severance benefits is subject to the Participant executing a general release and acknowledgement that he or she will remain subject to provisions of the Company’s Compensation Recoupment Policy Acknowledgement and Agreement and the related Compensation Recovery Policy.  In addition, the Company’s obligation to provide severance benefits is subject to additional conditions, which include restrictive covenants that impose limitations on the Participant and the Participant’s cooperation in investigations and proceedings.  The Plan is intended to represent the exclusive severance benefits payable to a Participant by the Company.  The Company reserves the right to amend, modify or terminate the Plan at any time. Notwithstanding the foregoing, the Company must provide all Participants with notice of its intention to terminate the Plan or amend the Plan in a manner that is materially adverse to all or any Participants, for at least a number of months equal to the Participant’s “salary continuation period” prior to such termination or material amendment.  Therefore, entitlement to severance benefits under the Plan are not guaranteed and may be eliminated in the future.

The foregoing description does not constitute a complete summary of the terms of the Separation Agreement, the Plan, the Offer Letter, the Holmes Unit Agreement and the Dawes Unit Agreement, and the foregoing is qualified in its entirety by reference to the full text of the Separation Agreement, the Plan, the Offer Letter, the Holmes Unit Agreement and the Dawes Unit Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Form 8-K and incorporated by reference herein.  All capitalized terms used but not defined herein have the meanings set forth in the Separation Agreement, the Plan, the Offer Letter, the Holmes Unit Agreement and the Dawes Unit Agreement, as applicable.

Item 7.01.                                        Regulation FD Disclosure.

On September 25, 2015, the Company issued a press release announcing the matters discussed in Item 5.02 above. A copy of the press release is furnished with this report as Exhibit 99.1. Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Separation Agreement, dated September 24, 2015, by and between Global Power Equipment Group Inc. and Raymond K. Guba

10.2                        Global Power Equipment Group Inc. Executive Severance Plan, as amended and restated on August 19, 2015

10.3                        Offer Letter Agreement, dated as of September 17, 2015, by and between Craig Holmes and Global Power Equipment Group Inc.

10.4                        Holmes Unit Agreement, dated September 24, 2015, by and between Craig Holmes and Global Power Equipment Group Inc.

10.5                        Dawes Unit Agreement, dated September 24, 2015, by and between Peter Dawes and Global Power Equipment Group Inc.

99.1                        Press release, dated September 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2015

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and
Secretary

Exhibit Number	Description

10.1	Separation Agreement, dated September 24, 2015, by and between Global Power Equipment Group Inc. and Raymond K. Guba

10.2	Global Power Equipment Group Inc. Executive Severance Plan, as amended and restated on August 19, 2015

10.3	Offer Letter Agreement, dated as of September 17, 2015, by and between Craig Holmes and Global Power Equipment Group Inc.

10.4	Holmes Unit Agreement, dated September 24, 2015, by and between Craig Holmes and Global Power Equipment Group Inc.

10.5	Dawes Unit Agreement, dated September 24, 2015, by and between Peter Dawes and Global Power Equipment Group Inc.

99.1	Press release, dated September 25, 2015